EXHIBIT 10.1

Capstone Industries, Inc.

PURCHASE ORDER FUNDING AGREEMENT

This Purchase Order Funding Agreement (the “Agreement”), dated and effective as of October 18, 2021, between Capstone Industries, Inc., a Florida corporation, (“Borrower”), with an office located at, 431 Fairway Drive, STE 200, Deerfield Beach, Florida 33441, USA, and Group Nexus LLC. (Stewart Wallach), Jeffrey Postal and Everett Fleisig, all-natural persons (individually, a “Lender” and collectively, the “Lenders”). Borrower and Lenders may also be referred to individually as a “party” and collectively as the “parties.”

Recitals

  Lenders have agreed to jointly make a loan to Borrower on the terms and conditions set forth in this Agreement evidencing and securing the loan of money as described herein (the “loan”).

  Borrower’s financial condition has deteriorated due to the COVID-19 pandemic. Borrower’s public auditor has issued a going concern warning in the public auditor report. Borrower is also transitioning to a new primary product line, which new product line is not yet a revenue generating product.

  Borrower will need purchase order financing to procure components overseas and finished goods to provide inventory in the United States to support the Borrowers new Smart Mirror product line that will be sold on the Borrowers new online retail platform and other online platforms such as Amazon Marketplace.

  Each of the Lenders have loaned money to the Borrower in the past. Lenders are willing to provide purchase order financing to the Borrower on the commercially reasonable and favorable terms and conditions in this Agreement.

In consideration of the mutual covenants and agreements below and other good consideration, the sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

Section 1. (a) Loan. Subject to the terms and conditions of this Agreement, and commencing on the effective date, and ending on the expiration date of this Agreement (“Expiration Date” - as defined in Section 2), Lenders agree to jointly loan to Borrower a maximum aggregate principal amount of up to One Million and Twenty Thousand Dollars and No Cents ($1,020,000) or Three Hundred and Forty Thousand Dollars ($340,000) individually (Base Amount), in cash as requested by Borrower to support Purchase Order funding needs from time to time and to do so in advances of cash as requested in writing by Borrower (“Draw Request”). Each Draw Request may be in an amount specified by the Borrower in Draw Request but with a minimum total request of $90,000 or $30,000 individually. A Draw Request may not request a loan amount that would cause the total aggregate unpaid principal amount to exceed One Million and Twenty Thousand Dollars and No Cents ($1,020,000). A disbursement of money by Lenders in response to a Draw Request by Borrower is referred to as an “Advance.” Each Advance will be requested to fund Purchase Orders which will also be identified on the related Promissory Note.

(b) Payment. Borrower may borrow and reborrow under this Agreement up to One Million and Twenty Thousand Dollars and No Cents ($1,020,000) or Three Hundred and Forty Thousand Dollars ($340,000) individually and prepay wholly or partially the unpaid principal amount of any Advance at any time and do without pre-pay penalty or charge. The unpaid principal amount of an advance and all accrued “Interest” (as defined below) thereon loaned and outstanding under this Agreement by Lenders to Borrower shall be paid in full by Borrower to Lenders, and is due and payable in full, in a single lump sum balloon payment on the Maturity Date. Borrower may also unilaterally extend the Maturity Date for ninety (90) consecutive calendar days upon a written notice delivered to the Lenders on or prior to the Maturity Date. Deposit of Advances and Borrower payments on Advances and other sums owed hereunder will be paid in accordance with Section (c). Any partial or full payment of an Advance will include the unpaid principal, interest accrued thereon, and owed to Lenders under the Advance.

(c) Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the Borrowing Base, the Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding aggregate principal balance of the Advances and the Borrowing Base. On the Maturity Date, or Extended Maturity Date of an Advance, as case may be, the Borrower shall pay to Lender in full the aggregate unpaid Advance amount then outstanding and all accrued unpaid interest related to that Advance thereon, together with all other applicable fees, costs and charges, if any, not yet paid.

(d) Interest. Interest shall accrue on the unpaid balance of each Advance at a simple annual interest rate of FIVE PERCENT (5%) (“Interest”) based on a 365-day year. Accrued and unpaid Interest on Advances will be due and payable in full on Maturity Date or Extended Maturity Date.

(e) Accounts. (i) Principal amount loaned under each Advance will be loaned directly to Borrower by check or checks, or alternatively and as elected by Lenders, deposited in the Borrower bank account identified in Exhibit One hereto (“Borrower Account”) by wire transfer or ACH/electronic payment transfer or check deposit. All loan payments under this Agreement will be made only in name of Borrower and only to the Borrower or Borrower Account. The Lenders have determined that each Lender will contribute equally for the funding of each Advance request hereunder. Lenders will fund each Advance that complies with this Agreement and will do so within three (3) business days after receipt of the request from Borrower for an Advance.

For payments of Advances due under this Agreement, Borrower will repay each Advance as follows:

(i) Borrower will repay an Advance by dividing the total amount owed equally between the three Lenders’ bank accounts identified in Exhibit One hereto (“Lenders Accounts”)

(ii) Lenders each agree that Borrower is entitled to repay any Advance by dividing the repayment equally in three ways between the Lenders Accounts in the absence of timely delivered instruction to the contrary by the Lenders and the Borrower will have no liability to the Lenders, jointly or severally, for any claim or dispute between the Lenders on division of any payment of an Advance or other sum owed hereunder.

(iii) Promissory Note. Borrower will execute and deliver to each Lender, as required by an Advance, a completed and signed promissory note or promissory note (in the form set forth in Exhibit Two hereto) (“Note”). Each Note will evidence the principal amount and interest rate accruing thereon for each Advance and reference Purchase Order numbers. Borrower will deliver the completed and signed Note or Notes within three (3) business days after receipt of the amount loaned under the Advance in good funds on deposit in the Borrower Account or to Borrower. With payment in full of the Advanced amount and all accrued deliver that Note or Notes to the Borrower within ten (10) days after the Pay Off.

(iv) Corporate Resolution. Borrower has provided or will provide Lenders with a certified copy of resolutions properly adopted by Borrower’s Board of Directors, certified by Borrower’s corporate secretary and approving this Agreement. Under the resolutions, Borrower’s Board of Directors have authorized one or more designated officers to execute this Agreement and the Notes and to consummate the borrowings and other transactions as contemplated under this Agreement, and to consent to the remedies following any default by Borrower as provided in this Agreement. These resolutions are attached hereto as Attachment One.

Section 2. TERM. This Agreement shall be effective as of 12:01 p.m., local Miami, Florida time, on the Effective Date, and shall continue in full force for eighteen (18) months. The Start Date of the Promissory Note will be on the date of the initial funding Advance, the Maturity Date would be no later than six (6) months after receipt of the Purchased Order Advance and if extended the Extended Maturity Date would be ninety (90) days later. The borrower “Term” and “Term of this Agreement” means the duration of this Agreement. This Agreement shall not terminate until the obligation of the Borrower to pay the unpaid principal and Interest accrued thereon in accordance with the terms and conditions of this Agreement. The obligation of the Lenders to receive and make Advances under this Agreement shall end on advancement of the Base amount. The obligation of the Borrower to repay all principal and Interest accrued thereon and any other sums owed hereunder to Lenders will survive until and for as long as any principal, Interest accrued thereon, and other sums owed hereunder remains unpaid.

Section 3. ADVANCE AUTHORITY. The following person or persons are authorized to request Advances and authorize payments under this Agreement until Lenders receive from Borrower, at Lenders’ address shown in Notices section below, written notice of revocation of such authority: James McClinton, Chief Financial Officer, Capstone Industries, Inc.

Section 4. SECURED LOAN. The loan of money under this Agreement will be secured against the inventory held in warehouses located in the United States until the loan and accumulated interest has been paid off in full.

Section 5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to each of the Lenders, as of the Start Date, as of the date of each Advance and at all times any unpaid principal amount and accrued interest thereto exists (“Indebtedness”):

(a) Binding Effect. This Agreement, all Notes and all Related Documents are binding upon the Borrower as well as upon its successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

(b) Commercial Purposes. Borrower intends to use the loan proceeds solely for business or commercially related purposes for Borrower to procure overseas components or finished goods to be located in domestic warehouses.

(c) Governing Law. This Agreement will be governed by the laws of the State of Florida without regard to its conflicts of law provisions. This Agreement has been accepted and signed by Lenders in the State of Florida. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach or validity hereof, shall be adjudicated only by a court of competent jurisdiction in the State of Florida, and thus the parties consent to the exclusive jurisdiction and venue in U.S. District Court for Southern District of Florida, or, if jurisdictional requirements dictate, in a court of competent jurisdiction in Broward County, Florida and the parties waive all defenses for lack of personal jurisdiction and forum non conveniens.

(d) Entire Agreement. This Agreement embodies the entire agreement between Borrower and Lenders with respect to the loans of money hereunder, and there are no oral or parol agreements existing between Lenders and Borrower with respect to the loans of money which are not expressly set forth in this Agreement or any Advances or Notes.

(e) The parties are independent contractors and are not (and shall not be deemed to be) partners, joint venturers, agents, or representatives of each other. Each party is exclusively responsible for their conduct of its own business and is not authorized to bind the other party in any matter whatsoever.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS.

IN WITNESS WHEREOF, the parties have signed this Agreement on the Start Date.

BORROWER:

CAPSTONE COMPANIES, INC., a Florida corporation

By: _________________________________________________

Name: _____________________________________________

Title: ______________________________________________

LENDERS:

Signature: _____________________________________________

Group Nexus LLC. (Stewart Wallach)

Signature: _____________________________________________

Jeffrey Postal

Signature: _____________________________________________

Everett Fleisig

Exhibit One Accounts

Group Nexus LLC (Stewart Wallach)

Bank Name:

Bank Address:

Bank Telephone:

Account Holder:

Account Holder Address:

Account Holder Telephone No.:

Account Number:

ABA Routing Number:

SWIFT No.:

Jeffrey Postal

Bank Name:

Bank Address:

Bank Telephone:

Account Holder:

Account Holder Address:

Account Holder Telephone No.:

Account Number:

ABA Routing Number:

SWIFT No.:

Everett Fleisig

Bank Name:

Bank Address:

Bank Telephone:

Account Holder:

Account Holder Address:

Account Holder Telephone No.:

Account Number:

ABA Routing Number:

SWIFT No

Borrower Account

Bank Name:

Bank Address:

Bank Telephone:

Account Holder:

Account Holder Address:

Account Holder Telephone No.:

Account Number:

ABA Routing Number:

SWIFT No.:

Exhibit Two Form of Promissory Note

ADAVANCE LOAN PAYMENT PROMISSORY NOTE

$_______________________________ Date: __________________, 2021____

Deerfield Beach, Florida

1.    PROMISE TO PAY. For value received, Capstone Industries, Inc., a Florida corporation (the “Company”), promises to pay to ________________________________________, or his assigns (the “Holder”), at such place as the Holder may from time to time in writing designate to the Company, the principal sum of $____________, together with all accrued but unpaid interest thereon as set forth below.

2.    PAYMENT TERMS; MATURITY. Interest on the unpaid principal balance of this Note (“principal”) will accrue at the rate of FIVE PERCENT (5%) simple interest per annum (“Interest”). Accrual of interest will commence on, will continue until all money owed under this Note are fully paid, and will be payable in a single installment at maturity date as set forth below. The interest rate will be computed on the basis of the actual number of days elapsed in a 365-day year. The entire unpaid principal, together with all accrued but unpaid Interest, will be due and payable in cash on and in a single lump sum payment on approximately six months (180 days the “Maturity Date”)) from the receipt of the funding Advance date. The Company may unilaterally extend the Maturity Date for ninety (90) calendar days after Maturity Date by giving written notice to the Holder on or prior to the Maturity Date (“Extension”). All payments of Interest and principal will be made in lawful money of the United States of America, without any deduction by way of set-off, counterclaim, or otherwise. All payments will be applied first to accrued Interest and thereafter to principal. All payments will be made to the Holder at his address, which has been separately provided to the Company.

3.   SECURED OBLIGATION. This Note represents a secured obligation of the Company against the inventory of the Company.

4.    PREPAYMENT. (a) OPTIONAL PREPAYMENT. This Note may be prepaid by the Company in whole or in part at any time without penalty or premium, at the option of the Holder. At the time of prepayment, the Company will pay all accrued but unpaid Interest on the portion of the principal balance prepaid.

5.    COLLECTION FEES. If the principal and Interest on this Note is not paid when due, whether or not collection is initiated by any judicial proceeding, or this Note is placed in the hands of an attorney for collection, the Company must pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney’s fees incurred by the Holder in connection therewith.

6.    EVENTS OF DEFAULT. Each of the following shall constitute a breach of this Note, or an “Event of Default”. The unpaid principal and Interest accrued thereon as well as all other sums owed by Company to Holder hereunder shall become immediately due and payable in full by Company to Holder if any of the Events of Default occur and, if there is an express cure period, not timely cured or remedied to satisfaction of Holder. Events of Default are:

(i) Payment Default. Company fails to make any payment when due under this Note, subject to Extension.

(ii) Default in Favor of Third Parties. Company defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect the Company’s ability to repay the loans or perform its obligations under this Note or any of the Related Documents.

(iii) False Statements. Any warranty, representation or statement made or furnished to Holder by Company or on Company’s behalf under this Note or the Related Documents in connection with the obtaining of the loan of money evidenced by the Note or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

(iv) Insolvency. The dissolution or termination of Company’s existence as a going business, the insolvency of Company, the appointment of a receiver for any part of Company’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Company.

(v) Adverse Change. A material adverse change occurs in Company’s financial condition, or Holder believes the prospect of payment or performance of this Note is substantially impaired.

(a) Right to Cure. If any default, other than a default on payment of principal and Interest due and payable under this Note, is curable and if Company has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Company after Holder sends written notice to Company demanding cure of such default: (i) cure the default within fifteen (15) days; or (ii) if the cure requires more than fifteen (15) days, immediately initiate steps which Holder deems in Holder’s sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

7. AMENDMENTS AND WAIVERS. Any term of this Note may be amended, terminated or waived only with the signed written consent of the Company and the Lender.

8. GOVERNING LAW. This Note and any controversy arising out of or relating to this Note shall be governed by and construed in accordance with the internal laws of State of Florida, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Florida.

9. DISPUTE RESOLUTION. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of Florida for the purpose of any suit, action or other proceeding arising out of or based upon this Note, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Note except in the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of Florida, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court.

10.    RESTRICTION ON TRANSFER OF THE NOTE. This Note may not be assigned by the Company without the prior written consent of the Holder.

11. COUNTERPARTS. This Note may be signed in multiple counterparts, each one being the same agreement and instrument.

12. NATURE OF DEBT. The debt evidenced by this Note is a business debt and not a consumer or personal debt.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer and to be dated as of the date first written above.

1.                  Capstone Companies, Inc., a Florida corporation

By: ______________________________________

Name: _____________________________________

Title: _____________________________________________________

SEEN AND ACCEPTED BY HOLDER ON _____ DAY OF ______________, 2021_____

Signature: _______________________________________________

Print Full Legal Name: _______________________________________________